UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported): January 18, 2005

                             OBIE MEDIA CORPORATION
                             ----------------------
               (Exact name of Company as specified in its charter)

      Oregon                       000-21623                    93-0966515
 ---------------             ---------------------         -------------------

 (State or other                                              (I.R.S. Employer
 jurisdiction of             (Commission File No.)          Identification No.)
  incorporation)

                   4211 West 11th Avenue, Eugene, Oregon 97402
                   -------------------------------------------
                    (Address of Principal Executive Offices)

                                 (541) 688-8400
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 DFR 240-14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 DFR 240-13e-4(c))

ITEM 2.01     Completion of Acquisition or Disposition of Assets.

         On January 18, 2005, Obie Media Corporation, an Oregon corporation (the "Company") completed its merger with OMC Acquisition Corporation, a Delaware corporation ("Merger Subsidiary"), which is a wholly-owned subsidiary of Lamar Advertising Company, a Delaware corporation ("Lamar"). The consummation of the merger followed the special meeting of the Company's shareholders held on January 14, 2005, at which the requisite shareholder approval was obtained for the consummation of the merger pursuant to the terms of an agreement and plan of merger by and between the Company, Lamar and Merger Subsidiary dated as of September 17, 2004 (the "Merger Agreement"). At the closing of the merger, Lamar paid approximately $7 for each share of the Company's common stock, for a total purchase price of approximately $43 million on a fully diluted basis, and each share of the Company's common stock converted into the right to receive 0.1665 of a share of Lamar Class A common stock, resulting in Lamar issuing an aggregate of approximately 1.0 million shares of Class A common stock. In addition, Lamar assumed all of the Company's debt, which is approximately $23 million. Pursuant to the Merger Agreement, the Company merged into the Merger Subsidiary, whereupon the Company ceased to exist as a separate Company. Lamar and Obie have taken such action as is necessary to cause the Obie common stock to cease to be quoted on the Nasdaq Small Cap Market and to terminate the registration of the Obie common stock under Section 12 of the Securities Exchange Act of 1934.

         The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed separately with the Securities and Exchange Commission. On January 19, 2005, the Company issued a press release with respect to the merger. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference in its entirety.

         American Stock Transfer & Trust Company is acting as the Exchange Agent for the merger and will be sending Obie shareholders a Letter of Transmittal and instructions on how to surrender shares of Obie common stock for the merger consideration.

ITEM 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

         Pursuant to the merger described in more detail in Item 2.01 above, and the press release filed as Exhibit 99.1 hereto, Obie Media Corporation has requested that its common stock be delisted from the NASDAQ Small Cap Market as of the close of business on January 18, 2005.

ITEM 9.01     Financial Statements and Exhibits.
         (c) 99.1 Press Release dated January 19, 2005.













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
                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed for and on its behalf by the undersigned hereunto duly authorized.

                                               OBIE MEDIA CORPORATION


Date: January 19, 2005                         By: /s/ BRIAN B. OBIE
                                                  -----------------------------
                                                       Brian B. Obie
                                                       Chief Executive Officer













































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
                                  EXHIBIT INDEX



Exhibit No.                       Description
----------                        -----------

99.1                              Press Release dated January 19, 2005



















































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
                                                                    EXHIBIT 99.1

                                                                    News Release

---------------------------------------- ---------------------------------------
             Contact LAMAR:                                       Contact OBIE:
---------------------------------------- ---------------------------------------
             Keith Istre                                           Gary Livesay
---------------------------------------- ---------------------------------------
             Chief Financial Officer                    Chief Financial Officer
---------------------------------------- ---------------------------------------
             (225) 926-1000                                      (541) 686-8400
---------------------------------------- ---------------------------------------


                       LAMAR ADVERTISING COMPANY COMPLETES
                      ACQUISITION OF OBIE MEDIA CORPORATION

         BATON ROUGE, LA AND EUGENE, OR - Wednesday, January 19, 2005 - Lamar Advertising Company (Nasdaq: LAMR), a leading owner and operator of outdoor advertising and logo sign displays, today announced it completed the purchase of Obie Media Corporation (Nasdaq: OBIE) in a stock for stock transaction valued at approximately $43 million, plus the assumption of approximately $23 million of Obie indebtedness. Each share of Obie common stock converted into the right to receive 0.1665 of a share of Lamar common stock, resulting in Lamar issuing an aggregate of approximately 1.0 million shares.

         American Stock Transfer & Trust Company is acting as the Exchange Agent for the merger and will be sending Obie shareholders a Letter of Transmittal and instructions on how to surrender shares of Obie common stock for the merger consideration.

         ABOUT LAMAR

         Lamar Advertising Company is a leading outdoor advertising company and currently operates 153 outdoor advertising companies in 43 states, logo advertising businesses in 20 states and the province of Ontario, Canada, and 63 transit advertising franchises in 14 states, Canada and British Columbia.





















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
         ABOUT OBIE

         Obie Media Corporation is a leading full-service out-of-home advertising company. Obie sells, designs, produces and installs out-of-home advertising displays which include transit posters, billboards, wallscapes, transit shelters and bus benches throughout the United States and Canada.

         Obie holds 38 exclusive agreements with transit districts in both the United States and Canada and operates transit advertising displays on over 7,000 transit vehicles. These transit districts are located include 8 of the 30 largest US markets - Dallas, TX, Portland, OR, St. Louis, MO, Sacramento, CA, Hartford, CT, Fort Lauderdale, FL, Indianapolis, IN and Kansas City, MO. Obie also operates the third largest Canadian market - Vancouver, British Columbia.

         Obie operates over 1,100 billboards primarily located in Washington, Oregon, California, Montana, Wyoming, Utah, South Dakota and Idaho. Many are directional billboards and are located along major thoroughfares.










































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